Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Verde Resources, Inc.
Mill Valley, CA

We hereby consent to the inclusion in the Form S-1 Amendment #1 Registration Statement of our Report of Independent Registered Public Accounting Firm dated November 30, 2010 on our audit of the financial statements of Verde Resources, Inc. as of September 30, 2010 and June 30, 2010, and for the three months ended September 30, 2010, the period of April 22, 2010 (date of inception) through June 30, 2010, and the period of April 22, 2010 (date of inception) through September 30, 2010. We also consent to the reference to us under the heading Interest of Named Experts and Counsel.

Sincerely,

Child, Van Wagoner & Bradshaw PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, UT
February 7, 2011

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net